Exhibit 10.1

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of July 16, 2025 (this “Joinder Agreement”), to that certain business combination agreement and plan of merger, dated April 22, 2025 (the “BCA”), by and among Voyager Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“SPAC”), Veraxa Biotech AG, a public limited company organized under the Laws of Switzerland (the “Company”), and Oliver Baumann, an individual, solely in his capacity as representative for the Company Shareholders (the “Shareholder Representative”), is made and entered into as of the date hereof by and among SPAC, the Company, the Shareholder Representative, Veraxa Biotech Holding AG, a public company organized under the Laws of Switzerland (“Pubco”), and Veraxa Cayman Merger Sub, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of PubCo (“Merger Sub”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the BCA.

WHEREAS, each of PubCo and Merger Sub was formed after the effective date of the BCA for the purpose of participating in the transactions contemplated thereby; and

WHEREAS, the parties hereto desire to execute this Joinder Agreement pursuant to which each of PubCo and Merger Sub shall become a party to the BCA.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

1. Agreement to Be Bound. Each of PubCo and Merger Sub hereby agrees that upon execution of this Joinder Agreement, it shall become a party to the BCA and shall be fully bound by, and subject to, all the covenants, terms, representations, warranties, rights, obligations, and conditions of the BCA applicable to it as though an original party thereto. Each of SPAC, the Company and the Shareholder Representative consents to such joinder.

2. Merger Sub Shares; Contribution. Upon the terms and subject to the conditions set forth in the BCA, Merger Sub will issue Merger Sub Shares to the Contribution Agent, acting in its own name but for the account of SPAC and the SPAC Shareholders, in exchange for the SPAC assets and liabilities transferred to Merger Sub upon consummation of the Initial Merger. Immediately after the Initial Merger, the Contribution Agent will contribute to PubCo, free and clear of all Liens, the Merger Sub Shares without consideration as an equity contribution into the capital contribution reserves. Each of PubCo and Merger Sub hereby acknowledges, agrees with, consents to, and approves in all respects (i) the mechanics for the transfer of the SPAC assets and liabilities to Merger Sub pursuant to the BCA (including, for the avoidance of doubt, the schedules and exhibits to the BCA), (ii) the components of transfer of the SPAC assets and liabilities to Merger Sub set forth in Section 2.2 of the BCA, and (iii) the subsequent Contribution to PubCo. Each of PubCo and Merger Sub acknowledges and agrees, without limiting any of its other express obligations under the BCA, including, without limitation, under Section 2.2 of the BCA, that each of PubCo and Merger Sub shall have no claim against SPAC and the Company, respectively, with respect to the transfer of the SPAC assets and liabilities to Merger Sub and the subsequent Contribution to PubCo.

3. Representations. Each of PubCo and Merger Sub has received and carefully reviewed the BCA, and the schedules, exhibits, and annexes thereto and the documents contemplated thereby, is familiar with the transactions contemplated hereby and thereby, and fully understands the terms and conditions set forth herein and in the BCA. Each of PubCo and Merger Sub has consulted with, or had the opportunity to consult with, independent advisors and counsel regarding such holder’s rights and obligations under this Joinder Agreement and the BCA and intends for such terms to be binding upon and enforceable against PubCo and Merger Sub. Each of PubCo and Merger Sub represents and warrants to SPAC, the Company and the Shareholder Representative that:

a.	each of PubCo and Merger Sub has all requisite capacity, power, and authority to execute and deliver this Joinder Agreement and to perform its respective obligations hereunder;

b.	the execution, delivery, and performance of this Joinder Agreement by each of PubCo and Merger Sub has been duly authorized by all necessary action of such party, if any, and no other action or other applicable proceeding on the part of PubCo or Merger Sub is necessary to authorize this Joinder Agreement;

c.	this Joinder Agreement has been duly and validly executed and, assuming the due authorization, execution, and delivery of this Joinder Agreement by each other party hereto, constitutes a legal, valid, and binding obligation of each of PubCo and Merger Sub, enforceable against PubCo and Merger Sub in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar Laws now or hereafter in effect relating to or limiting creditors’ rights generally and general principles of equity relating to the availability of specific performance and injunctive and other forms of equitable relief; and

d.	the execution, delivery, and performance of this Joinder Agreement by each of PubCo and Merger Sub will not (with or without the passage of time or the giving of notice, or both): (i) if each of PubCo and Merger Sub is not a natural person, contravene, conflict with, or result in a violation or breach of the organizational documents of each respective party; (ii) contravene, conflict with, or result in a violation or breach of any contract to which each of PubCo and Merger Sub is a party or by which each is bound; or (iii) violate any law or any judgment, decree, order, regulation, or rule of any court or other Governmental Body applicable to each of PubCo and Merger Sub or their respective properties or assets.

4. Release. Each of PubCo and Merger Sub, on behalf of itself and its respective successors, assigns, and affiliates, hereby irrevocably and unconditionally (and effective as of the Signing Date) releases, waives, and forever discharges SPAC, the Company and the Shareholder Representative and their respective affiliates, subsidiaries, shareholders, members, partners, managers, directors, officers, employees, agents, representatives, predecessors, successors, and assigns from any and all actions, causes of action, suits, claims, proceedings, orders, demands, debts, controversies, agreements, promises, damages, remedies, liabilities, obligations, costs, expenses, and losses of any kind whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, in law or in equity, that each of PubCo and Merger Sub ever had, now has, or hereafter can, shall, or may have, arising out of or relating to any matter, cause, or thing occurring at or prior to the Effective Time, in each case solely in connection with or arising out of the negotiation, execution, or performance of this Joinder Agreement, the Business Combination, or the transactions contemplated therein, except for any rights or obligations arising under this Joinder Agreement or any other Transaction Document.

5. Capitalization. Upon execution of this Joinder Agreement, each of PubCo and Merger Sub hereby confirms and certifies its respective ownership structure and management, including the number and class of shares or other equity interests held by each owner, as set forth opposite each holder’s name in the spreadsheet attached hereto as Exhibit A. Each of PubCo and Merger Sub hereby represents and warrants that such respective spreadsheet accurately reflects the respective ownership and management of Merger Sub and PubCo as of the date hereof. Each of PubCo and Merger Sub, on behalf of itself and its affiliates and related parties, hereby releases and forever discharges the Shareholder Representative, SPAC and the Company, and each of their respective affiliates, related parties, officers, directors, employees, agents, successors, and assigns from any and all claims, demands, causes of action, liabilities, or obligations, whether known or unknown, arising out of or relating to each of their respective ownership structure and management information provided in Exhibit A pursuant to this section, except for claims arising from fraud or willful misconduct. Nothing in this section shall be construed as a waiver of any rights that cannot be waived under applicable law.

6. Successors and Assigns. This Joinder Agreement shall be binding upon, be enforceable by, and inure to the benefit of the parties and their respective successors and assigns.

7. Entire Agreement. This Joinder Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and, except as expressly provided in this Joinder Agreement or the BCA, supersedes all prior negotiations, representations, or agreements, either oral or written, with respect to such subject matter.

8. Counterparts. This Joinder Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. This Joinder Agreement may be executed and delivered by facsimile or electronic transmission.

9. Headings. The headings contained in this Joinder Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

10. Miscellaneous. Sections 12.1, 12.8, 12.9, 12.13, 12.14, 12.15, 12.16, 12.17, 12.18, and 12.19 of the BCA shall apply, mutatis mutandis, to this Joinder Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be effective as of the date first written above.

SPAC:

VOYAGER ACQUISITION CORP.

By:	/s/ Adeel Rouf
Name:	Adeel Rouf
Title:	President and Chief Executive Officer

[Signature Page to Joinder Agreement]

COMPANY:

VERAXA BIOTECH AG

By:	/s/ Christoph Antz
Name:	Christoph Antz
Title:	Chief Executive Officer

[Signature Page to Joinder Agreement]

SHAREHOLDER REPRESENTATIVE:

OLIVER BAUMANN

By:	/s/ Oliver Baumann

[Signature Page to Joinder Agreement]

PUBCO:

By:	/s/ Adeel Rouf
Name:	Adeel Rouf
Title:	Director

[Signature Page to Joinder Agreement]

MERGER SUB:

By:	/s/ Adeel Rouf
Name:	Adeel Rouf
Title:	Director

[Signature Page to Joinder Agreement]

EXHIBIT A

CAPITALIZATION

PUBCO:

Veraxa Biotech Holding AG
Shareholder	Common Shares (CHF 1.00 per share)
Voyager Acquisition Sponsor Holdco LLC	100,000

MERGER SUB:

Veraxa Cayman Merger Sub
Shareholder	Common Shares ($1.00 par value)
Veraxa Biotech Holding AG	50,000

A-1